UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  March 24, 2014

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

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(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 8.01 Other Events.

The Company is announcing the successful completion and early termination of its 10b5-1 share re-purchase plan previously announced on January 13, 2014 (the “plan”). During the Company’s second quarter ended February 28, 2014, the Company re-purchased and cancelled a total of 58,180 shares of its common stock. The total cost was $569,020 at an average share price of $9.78 per share. During the month of March 2014, the Company re-purchased and is in the process of cancelling a total of 255,313 shares of its common stock. The total cost was $2,486,571 at an average share price of $9.74 per share. In total under the plan, the Company was able to re-purchase 313,493 common shares for $3,055,591 at an average share price of $9.75 per share. As part of its ongoing consideration of alternative ways to leverage the Company’s strong cash position, the Company's Board of Directors is currently evaluating the implementation of another 10b5-1 share repurchase plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2014

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/ "Donald Boone"

Name: Donald Boone

Title: President/Chief Executive Officer/Director

Date: March 24, 2014

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  "Murray G. Smith"

Name: Murray G. Smith

Title: Chief Financial Officer